Exhibit 5.2

98 SAN JACINTO BLVD. SUITE 1500 AUSTIN, TEXAS 78701-4078 TEL +1 512.322.2500 FAX +1 512.322.2501 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

August 26, 2016

Jones Energy, Inc.

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

Ladies and Gentlemen:

We have acted as counsel to Jones Energy, Inc., a Delaware corporation (the “Company”), in connection with the proposed offering and sale by the Company of up to 1,840,000 shares of 8.0% Series A Perpetual Convertible Preferred Stock, par value $0.001 per share, with a liquidation preference of $50.00 per share, of the Company (the “Securities”) pursuant to that certain Underwriting Agreement with respect to the Securities dated August 19, 2016 (the “Underwriting Agreement”) by and among the Company and Jones Energy Holdings, LLC, a Delaware limited liability company, on the one hand, and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as underwriters (the “Underwriters”), on the other.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the registration statement on Form S-3 (Registration No. 333-211568) (the “Base Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); (ii) the registration statement on Form S-3 (Registration No. 333-213201) (the “Additional Registration Statement” and, together with the Base Registration Statement, the “Registration Statement”) filed by the Company with the Commission under Rule 462(b) of the Act; (iii) the prospectus included in the Registration Statement dated July 26, 2016 (the “Base Prospectus”); (iv) the prospectus supplement to the Base Prospectus dated August 19, 2016 with respect to the Securities (together with the Base Prospectus, the “Prospectus”); (v) the Underwriting Agreement; (vi) the General Corporation Law of the State of Delaware (the “DGCL”); (vii) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, of the Company; (viii) the Certificate of Designations of the 8.0% Series A Perpetual Convertible Preferred Stock of the Company included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 26, 2016 (the “Certificate of Designations”) and (ix) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete.  In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.         the Securities have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

2.         the maximum number of shares of the Company’s Class A Common Stock, par value $0.001, initially issuable by the Company upon conversion of the Securities (the “Conversion Shares”) have been duly authorized and reserved for issuance upon conversion of the Securities and, when such Conversion Shares have been issued and delivered in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

In rendering the opinion expressed in paragraph 2 above, we have assumed that valid book-entry notations will have been made in the register of the Company with respect to such Conversion Shares, or any certificates representing such Conversion Shares will have been duly executed, countersigned, registered and electronically transmitted by the transfer agent and the Company, in each case in accordance with the Certificate of Incorporation.

The foregoing opinions are limited in all respects to the DGCL and the applicable federal laws of the United States, each as published in effect on the date hereof, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws.  We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.